Exhibit 99.1

Pitney Bowes Announces Third Quarter 2013 Results

STAMFORD, Conn.--(BUSINESS WIRE)--October 29, 2013--Pitney Bowes Inc. (NYSE:PBI) today reported financial results for the third quarter 2013.

HIGHLIGHTS

Results for the quarter:

  Revenue of $939 million, which is a decline of 1% versus the prior year
    Digital Commerce Solutions revenue grew 9% on a reported basis and 10% on a constant currency basis
  Adjusted EPS from continuing operations of $0.49 per share
  GAAP EPS from continuing operations of $0.38 per share; GAAP net loss of $0.03 per share
  Free cash flow of $208 million for the quarter and $440 million year-to-date
  GAAP cash from operations of $215 million for the quarter and $494 million year-to-date
  Adjusted EBIT grew by 3.4% and EBIT margin improved by 0.8 % versus prior year
  Established revised segment reporting
  Company reaffirms revenue and cash flow guidance; updates GAAP EPS from continuing operations and Adjusted EPS guidance

Announcements:

  Sale of North America Management Services business completed
  Sale of Nordic furniture business completed
  Company announced intent to redeem in November, $300 million of bonds scheduled to mature in 2014
  Signed agreement to purchase joint-venture partner’s minority interest in Brazilian business
  Signed agreement to sell World Headquarters building

“Our results reflect the aggressive actions we have taken, which are in line with our long-term strategy to deliver greater value for shareholders and clients,” said Marc Lautenbach, President and Chief Executive Officer. “We experienced higher growth in our Digital Commerce Solutions segment and continue to implement a phased roll-out of our new go-to-market model in North America that will enhance the selling capabilities of our Mailing business. We also exited a non-core furniture business in Norway, and will gain 100 percent ownership in our Brazilian subsidiary operations. Improving margins across the portfolio demonstrate our continued commitment to improving operational efficiency. We continued to use a portion of the savings generated from our reduced operating costs to invest in positioning our digital commerce solutions for growth. We also recently announced an early debt retirement, using the proceeds of the North America Management Services sale, to further strengthen our balance sheet.”

THIRD QUARTER 2013 RESULTS

Revenue for the quarter, excluding discontinued operations of the Nordic furniture business, was $939 million, which was a decline of 1% when compared to the prior year. This was similar to second quarter results despite a very strong second quarter comparison in Production Mail. Revenue for the quarter grew 9% in the Digital Commerce Solutions segment, was slightly positive in the Enterprise Business Solutions group and declined 4% in the Small and Medium Business Solutions group.

Adjusted earnings per diluted share from continuing operations for the quarter were $0.49 per share, which includes a $0.06 per share tax benefit primarily associated with an affiliate reorganization.

Earnings per diluted share from continuing operations, on a Generally Accepted Accounting Principles (GAAP) basis, were $0.38 per share, which includes a non-cash asset impairment charge of $0.08 per share related to the signed agreement to sell the Company’s headquarters building and a restructuring charge of $0.03 per share. Including the net loss in discontinued operations of $0.40 per share, primarily related to taxes on the sale of the North America Management Services business, there was a net loss of $0.03 per share on a GAAP basis.

Earnings Per Diluted Share Reconciliation*	Q3 2013	Q3 2012
Adjusted EPS from continuing operations	$0.49	$0.44
Restructuring and asset impairments	(0.11)	-
GAAP EPS from continuing operations	$0.38	$0.44
Loss from discontinued operations	(0.40)	(0.06)
GAAP EPS	($0.03)	$0.38

* The sum of the earnings per share may not equal the totals above due to rounding.

FREE CASH FLOW RESULTS

Free cash flow for the quarter was $208 million, while on a GAAP basis the Company generated $215 million in cash from operations. Free cash flow on a year-to-date basis was $440 million and the Company generated $494 million in cash from operations on a GAAP basis. During the quarter, the Company used $38 million of cash for dividends and $14 million for restructuring payments. Also, on October 2nd, the Company announced its election to redeem in November 2013, $300 million of bonds that were scheduled to mature in August 2014.

BUSINESS SEGMENT REPORTING

The Company revised its business segment reporting to reflect the clients served in each market and the way it manages these segments for growth and profitability. The reporting now includes: Small & Medium Business (SMB) Solutions group; Enterprise Business Solutions group; and Digital Commerce Solutions segment.

The Small and Medium Business (SMB) Solutions group offers mailing equipment, financing, services and supplies for small and medium businesses to efficiently create mail and evidence postage. This group includes the North America Mailing and International Mailing segments. North America Mailing includes the operations of U.S. and Canada Mailing. International Mailing includes all other SMB operations around the world.

The Enterprise Business Solutions group provides mailing equipment and services for large enterprise clients to process mail, including sortation services to qualify large mail volumes for postal worksharing discounts. This group includes the global Production Mail and Presort Services segments.

The Digital Commerce Solutions segment leverages digital and mobile channels that make the Company’s clients’ customer-facing functions more effective. This segment includes software, marketing services, Volly™ and ecommerce solutions.

SMB Solutions Group

	3Q 2013	Y-O-Y Change	Change ex Currency
Revenue	$565 million	(4%)	(4%)
EBIT	$183 million	2%

Within the SMB Solutions Group:

North America Mailing
	3Q 2013	Y-O-Y Change	Change ex Currency
Revenue	$423 million	(6%)	(5%)
EBIT	$167 million	(1%)

During the quarter, North America Mailing equipment sales declined less than 1% versus the prior year, which was an improvement over prior quarter trends. Recurring revenue streams declined at a lesser rate than the third quarter last year, but at a slightly higher rate when compared to the second quarter this year due to lower financing and investment income on postage loans and deposits.

During the quarter, North America Mailing accelerated the implementation of a new go-to-market model. This strategy is expected to enhance the client experience and improve the sales process while reducing costs. EBIT margin improved versus the prior year as a result of ongoing cost reduction initiatives including the change in the go-to-market model.

International Mailing
	3Q 2013	Y-O-Y Change	Change ex Currency
Revenue	$142 million	1%	1%
EBIT	$ 15 million	38%

International Mailing revenue benefited from growth in equipment sales, supplies and support services in Europe, and increased meter placements in India. Revenue in Europe grew 2 percent when compared to the prior year as the end–markets in this region continued to experience stabilization in meter population trends. EBIT margin improved versus the prior year as a result of ongoing cost reduction initiatives.

Enterprise Solutions Group

	3Q 2013	Y-O-Y Change	Change ex Currency
Revenue	$222 million	0%	1%
EBIT	$ 31 million	6%

Within the Enterprise Business Solutions Group:

Worldwide Production Mail
	3Q 2013	Y-O-Y Change	Change ex Currency
Revenue	$116 million	1%	2%
EBIT	$ 11 million	5%

Production Mail revenue benefited from the installation of inserting equipment in North America and a production printer installation in the Asia Pacific region. Supplies revenue grew as a result of the increased base of production print installations. Revenue growth was partially offset by lower support services revenue. EBIT margin improved versus the prior year due to the growth in revenue and gross margin.

Presort Services
	3Q 2013	Y-O-Y Change	Change ex Currency
Revenue	$105 million	(1%)	(1%)
EBIT	$ 20 million	6%

Presort Services revenue declined slightly compared to the prior year as a result of lower direct mail volumes offsetting higher first class mail volume related revenue. EBIT margin improved versus the prior year due to operating expense reductions.

Digital Commerce Solutions

	3Q 2013	Y-O-Y Change	Change ex Currency
Revenue	$152 million	9%	10%
EBIT	$ 10 million	243%

Digital Commerce Solutions benefited from a 5% increase in software revenue and more than a 20% increase in business services revenue. The growth in business services revenue was primarily driven by an increase in transactions associated with the Company’s ecommerce solutions for cross-border package delivery; however that revenue growth was partially offset by declines in marketing services revenue. EBIT margin improved significantly due to a lower cost structure, primarily in software solutions.

2013 GUIDANCE UPDATE

This guidance discusses future results which are inherently subject to unforeseen risks and developments. As such, discussions about the business outlook should be read in the context of an uncertain future, as well as the risk factors identified in the safe harbor language at the end of this release and as more fully outlined in the Company's 2012 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission.

The Company is reaffirming its 2013 annual guidance as follows:

  Revenue, excluding the impacts of currency, to be in the range of a 1 percent decline to 2 percent growth when compared to 2012, and
  Free cash flow to be in the range of $575 million to $675 million.

The Company is updating its 2013 annual earnings per share guidance to reflect restructuring and asset impairment charges and tax benefits recorded in the third quarter, as well as expected costs related to debt retirement in the fourth quarter. The updated 2013 annual guidance follows:

  Adjusted earnings per diluted share to be in the range of $1.68 to $1.83, which includes:
    $0.06 per share tax benefit recorded in the quarter
  GAAP earnings per diluted share from continuing operations to be in the range of $1.39 to $1.54, which includes:
    $0.10 per share restructuring charges recorded to date;
    $0.08 per share asset impairment charge related to the signed agreement to sell the Company’s headquarters building;
    $0.08 per share charge for costs associated with the first quarter debt tender, and
    $0.03 per share charge related to net costs associated with the planned early redemption of $300 million of debt in the fourth quarter.

This guidance excludes any additional restructuring actions that may occur as the Company implements plans to further streamline its operations and reduce costs.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. EDT. For more information on the Company and instructions for listening to the earnings results, please visit the Investor Relations page of the Company’s web site at www.pb.com.

The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP). The Company uses measures such as adjusted earnings per share, adjusted income from continuing operations and free cash flow to exclude the impact of special items like restructuring charges, tax adjustments, and goodwill and asset write-downs, because, while these are actual Company expenses, they can mask underlying trends associated with our business. Such items are often inconsistent in amount and frequency and as such, the adjustments allow an investor greater insight into the current underlying operating trends of the business.

The use of free cash flow provides investors insight into the amount of cash that management could have available for other discretionary uses. It adjusts GAAP cash from operations for capital expenditures, as well as special items like cash used for restructuring charges, unusual tax payments and contributions to its pension funds. Management uses segment EBIT to measure profitability and performance at the segment level. EBIT is determined by deducting the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, general corporate expenses not allocated to a particular business segment, restructuring charges and goodwill and asset impairments, which are recognized on a consolidated basis. In addition, financial results are presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency measures are intended to help investors better understand the underlying operational performance of the business excluding the impacts of shifts in currency exchange rates over the intervening period.

Pitney Bowes has provided a quantitative reconciliation to GAAP in supplemental schedules. This information may also be found at the Company's web site www.pb.com/investorrelations.

This document contains “forward-looking statements” about our expected or potential future business and financial performance. For us forward-looking statements include, but are not limited to, statements about our future revenue and earnings guidance and other statements about future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: mail volumes; the uncertain economic environment; timely development, market acceptance and regulatory approvals, if needed, of new products; fluctuations in customer demand; changes in postal regulations; interrupted use of key information systems; management of outsourcing arrangements; changes in business portfolio; foreign currency exchange rates; changes in our credit ratings; management of credit risk; changes in interest rates; the financial health of national posts; and other factors beyond our control as more fully outlined in the Company's 2012 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue and EBIT by business segment; and reconciliation of GAAP to non-GAAP measures for the three and nine months ended September 30, 2013 and 2012, and consolidated balance sheets at September 30, 2013 and December 31, 2012 are attached.

Pitney Bowes Inc.
Consolidated Statements of Income
(Unaudited)

(Dollars in thousands, except per share data)
	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenue:
Equipment sales	$201,830	$199,609	$634,779	$618,620
Supplies	69,696	66,878	216,254	213,665
Software	98,164	93,476	285,658	302,377
Rentals	128,225	137,149	391,590	414,922
Financing	113,955	123,999	346,646	373,695
Support services	166,785	176,769	505,226	529,615
Business services	160,131	151,909	458,061	446,654

Total revenue	938,786	949,789	2,838,214	2,899,548

Costs and expenses:
Cost of equipment sales	92,307	95,008	307,992	278,457
Cost of supplies	21,840	20,689	67,794	65,423
Cost of software	29,698	29,227	80,093	85,023
Cost of rentals	25,612	25,182	79,791	87,258
Financing interest expense	20,306	19,604	59,979	61,385
Cost of support services	103,004	107,074	315,275	334,274
Cost of business services	112,447	103,230	322,970	298,689
Selling, general and administrative	355,202	370,935	1,067,394	1,111,144
Research and development	24,769	30,226	81,351	87,810
Restructuring charges and asset impairments	34,909	-	53,940	(980)
Other interest expense	27,508	27,541	89,594	87,261
Interest income	(1,457)	(2,057)	(4,507)	(5,793)
Other expense, net	-	-	25,121	1,138

Total costs and expenses	846,145	826,659	2,546,787	2,491,089

Income from continuing operations before income taxes	92,641	123,130	291,427	408,459

Provision for income taxes	11,370	30,590	55,530	85,108

Income from continuing operations	81,271	92,540	235,897	323,351

(Loss) income from discontinued operations, net of tax	(82,204)	(11,413)	(169,369)	25,257

Net (loss) income before attribution of noncontrolling interests	(933)	81,127	66,528	348,608

Less: Preferred stock dividends of subsidiaries attributable
to noncontrolling interests	4,594	4,594	13,782	13,782

Net (loss) income - Pitney Bowes Inc.	$(5,527)	$76,533	$52,746	$334,826

Amounts attributable to common stockholders:
Income from continuing operations	$76,677	$87,946	$222,115	$309,569
(Loss) income from discontinued operations	(82,204)	(11,413)	(169,369)	25,257

Net (loss) income - Pitney Bowes Inc.	$(5,527)	$76,533	$52,746	$334,826

Basic earnings per share attributable to common stockholders (1):
Continuing operations	0.38	0.44	1.10	1.55
Discontinued operations	(0.41)	(0.06)	(0.84)	0.13

Net (loss) income - Pitney Bowes Inc.	$(0.03)	$0.38	$0.26	$1.67

Diluted earnings per share attributable to common stockholders (1):
Continuing operations	0.38	0.44	1.10	1.54
Discontinued operations	(0.40)	(0.06)	(0.84)	0.13

Net (loss) income - Pitney Bowes Inc.	$(0.03)	$0.38	$0.26	$1.66

(1) The sum of the earnings per share amounts may not equal the totals above due to rounding.

(2) Certain prior year amounts have been reclassified to conform to the current year presentation

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited in thousands, except per share data)

Assets	September 30, 2013	December 31, 2012
Current assets:
Cash and cash equivalents	$759,636	$913,276
Short-term investments	20,471	36,611

Accounts receivable, gross	433,265	748,469
Allowance for doubtful accounts receivable	(15,230)	(20,219)
Accounts receivable, net	418,035	728,250

Finance receivables	1,145,075	1,213,776
Allowance for credit losses	(25,007)	(25,484)
Finance receivables, net	1,120,068	1,188,292

Inventories	134,266	179,678
Current income taxes	28,419	51,836
Other current assets and prepayments	173,068	114,184
Assets held for sale	550,641	-

Total current assets	3,204,604	3,212,127

Property, plant and equipment, net	240,609	385,377
Rental property and equipment, net	230,098	241,192

Finance receivables	958,517	1,041,099
Allowance for credit losses	(11,489)	(14,610)
Finance receivables, net	947,028	1,026,489

Investment in leveraged leases	34,858	34,546
Goodwill	1,729,178	2,136,138
Intangible assets, net	128,588	166,214
Non-current income taxes	96,714	94,434
Other assets	538,255	563,374

Total assets	$7,149,932	$7,859,891

Liabilities, noncontrolling interests and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$1,501,189	$1,809,226
Current income taxes	291,930	240,681
Notes payable and current portion of long-term obligations	299,570	375,000
Advance billings	418,231	452,130
Liabilities held for sale	118,177	-

Total current liabilities	2,629,097	2,877,037

Deferred taxes on income	19,192	69,222
Tax uncertainties and other income tax liabilities	157,102	145,881
Long-term debt	3,351,020	3,642,375
Other non-current liabilities	685,914	718,375

Total liabilities	6,842,325	7,452,890

Noncontrolling interests (Preferred stockholders' equity in subsidiaries)	296,370	296,370

Stockholders' equity:
Cumulative preferred stock, $50 par value, 4% convertible	4	4
Cumulative preference stock, no par value, $2.12 convertible	608	648
Common stock, $1 par value	323,338	323,338
Additional paid-in-capital	201,643	223,847
Retained Earnings	4,646,593	4,744,802
Accumulated other comprehensive loss	(696,593)	(681,213)
Treasury Stock, at cost	(4,464,356)	(4,500,795)

Total Pitney Bowes Inc. stockholders' equity	11,237	110,631

Total liabilities, noncontrolling interests and stockholders' equity	$7,149,932	$7,859,891

Pitney Bowes Inc.
Revenue and EBIT
Business Segments
September 30, 2013
(Unaudited)

(Dollars in thousands)	Three Months Ended September 30,
			%
	2013	2012	Change
Revenue

North America Mailing	$422,821	447,920	(6%)
International Mailing	142,443	141,630	1%
Small & Medium Business Solutions	565,264	589,550	(4%)

Production Mail	116,477	114,889	1%
Presort Services	105,093	105,909	(1%)
Enterprise Business Solutions	221,570	220,798	0%

Digital Commerce Solutions	151,952	139,441	9%

Total revenue	$938,786	$949,789	(1%)

EBIT (1)

North America Mailing	$167,433	$168,934	(1%)
International Mailing	15,456	11,206	38%
Small & Medium Business Solutions	182,889	180,140	2%

Production Mail	10,620	10,125	5%
Presort Services	20,398	19,167	6%
Enterprise Business Solutions	31,018	29,292	6%

Digital Commerce Solutions	10,196	2,971	243%

Total EBIT	$224,103	$212,403	6%

Unallocated amounts:
Interest, net (2)	(46,357)	(45,088)
Corporate and other expenses	(50,196)	(44,185)
Restructuring and asset impairments	(34,909)	-

Income from continuing operations before income taxes	$92,641	$123,130

(1)	Earnings before interest and taxes (EBIT) excludes general corporate expenses and restructuring charges and asset impairments.
(2)	Interest, net includes financing interest expense, other interest expense and interest income.

Pitney Bowes Inc.
Revenue and EBIT
Business Segments
September 30, 2013
(Unaudited)

(Dollars in thousands)	Nine Months Ended September 30,
			%
	2013	2012	Change
Revenue

North America Mailing	$1,286,085	1,362,709	(6%)
International Mailing	448,684	449,583	(0%)
Small & Medium Business Solutions	1,734,769	1,812,292	(4%)

Production Mail	360,352	337,582	7%
Presort Services	322,954	322,401	0%
Enterprise Business Solutions	683,306	659,983	4%

Digital Commerce Solutions	420,139	427,273	(2%)

Total Revenue	$2,838,214	$2,899,548	(2%)

EBIT (1)

North America Mailing	$488,301	$514,975	(5%)
International Mailing	52,967	51,670	3%
Small & Medium Business Solutions	541,268	566,645	(4%)

Production Mail	34,239	28,439	20%
Presort Services	65,132	82,728	(21%)
Enterprise Business Solutions	99,371	111,167	(11%)

Digital Commerce Solutions	20,134	23,674	(15%)

Total EBIT	$660,773	$701,486	(6%)

Unallocated amounts:
Interest, net (2)	(145,066)	(142,853)
Corporate and other expenses	(170,340)	(151,154)
Restructuring and asset impairments	(53,940)	980

Income from continuing operations before income taxes	$291,427	$408,459

(1)	Earnings before interest and taxes (EBIT) excludes general corporate expenses and restructuring charges and asset impairments and other income, net.
(2)	Interest, net includes financing interest expense, other interest expense and interest income.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

GAAP income from continuing operations
after income taxes, as reported	$76,677	$87,946	$222,115	$309,569
Restructuring charges and asset impairments	22,536	-	35,662	(1,150)
Sale of leveraged lease assets	-	-	-	(12,886)
Extinguishment of debt	-	-	15,325	-
Income from continuing operations
after income taxes, as adjusted	$99,213	$87,946	$273,102	$295,533

GAAP diluted earnings per share from
continuing operations, as reported	$0.38	$0.44	$1.10	$1.54
Restructuring charges and asset impairments	0.11	-	0.18	(0.01)
Sale of leveraged lease	-	-	-	(0.06)
Extinguishment of debt	-	-	0.08	-
Diluted earnings per share from continuing
operations, as adjusted	$0.49	$0.44	$1.35	$1.47

GAAP net cash provided by operating activities,
as reported	$214,526	$64,796	$493,561	$404,628
Capital expenditures	(29,951)	(39,065)	(103,392)	(127,816)
Restructuring payments	14,098	12,871	41,353	60,746
Pension contribution	-	-	-	95,000
Tax payments on sale of leveraged lease assets	-	14,345	-	99,249
Reserve account deposits	9,227	(17,707)	(16,962)	(15,373)
Extinguishment of debt	-	-	25,121	-

Free cash flow, as adjusted	$207,900	$35,240	$439,681	$516,434

Note: The sum of the earnings per share amounts may not equal the totals above due to rounding.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

GAAP income from continuing
operations after income taxes,
as reported	$76,677	$87,946	$222,115	$309,569
Restructuring charges and asset impairments	22,536	-	35,662	(1,150)
Extinguishment of debt	-	-	15,325	-
Sale of leveraged lease assets	-	-	-	(12,886)
Income from continuing operations
after income taxes, as adjusted	99,213	87,946	273,102	295,533
Provision for income taxes, as adjusted	23,743	30,590	83,605	101,981
Preferred stock dividends of subsidiaries
attributable to noncontrolling interests	4,594	4,594	13,782	13,782
Income from continuing operations, as adjusted	127,550	123,130	370,489	411,296
Interest expense, net	46,357	45,088	145,066	142,853
Adjusted EBIT	173,907	168,218	515,555	554,149
Depreciation and amortization	53,675	59,900	167,377	191,507
Adjusted EBITDA	$227,582	$228,118	$682,932	$745,656

CONTACT:
Pitney Bowes Inc.
Editorial
Sheryl Y. Battles, 203-351-6808
VP, Corp. Communications
or
Financial
Charles F. McBride, 203-351-6349
VP, Investor Relations
or
Website – www.pitneybowes.com